UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

VB CLOTHING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170779	27-3687123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Jackson Street, Suite 1140 Worcester, Massachusetts 01608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 849-2666

2087 Desert Prairie St.
Las Vegas, NV 89135
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of VizConnect LLC

On February 13, 2013 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) VizConnect LLC (“VizConnect”), (ii) all of the members of VizConnect (the “Members”) and (iii) our former principal shareholder pursuant to which we acquired all of the outstanding units of VizConnect in exchange for the issuance of 6,250,000 shares of our common stock to the Members (the “Share Exchange”).  The shares issued to the Members in the Share Exchange constituted approximately 61.46% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  In connection with the closing, 10,000,000 shares of our common stock held by our former principal shareholder, Anthony Pasquale, have been cancelled. As a result of the Share Exchange, VizConnect became our wholly owned subsidiary.

The transaction was regarded as a reverse merger whereby VizConnect was considered to be the accounting acquirer as its management retained control of VB Clothing, Inc. after the Share Exchange.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired VizConnect on the Closing Date pursuant to the Share Exchange, which was accounted for as a recapitalization effected by a share exchange.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Share Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Share Exchange.

The transaction was regarded as a reverse merger whereby VizConnect was considered to be the accounting acquirer as it retained control of VB Clothing, Inc., after the Share Exchange.

To the extent that the Company might have been considered to be a shell company immediately before the Share Exchange, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the Company after the acquisition of VizConnect, except that information relating to periods prior to the date of the Share Exchange relate only to VizConnect and its affiliates unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

VizConnect is a cloud-based, video marketing services provider that assists companies across a diverse range of industries to utilize mobile devices, technology, and targeted advertising to enhance and cultivate companies’ marketing campaigns. Our proprietary video marketing platform (the “Platform”) allows companies to integrate traditional print media with video messages to create effective mobile marketing. Our Platform utilizes QR (Quick Response) codes that have the ability to link to or store all types of media and data information.  A QR code is a visual pattern that directs the browser on the user’s mobile device to a particular location or IP address. It allows that device to quickly go to that link on the Internet. Our Company specializes in linking video data, in a user-friendly format, to these QR codes. Accordingly, when a mobile device equipped with a QR Code reader application scans a QR code associated with our Platform, a unique video created by the subscriber will play. A subscriber can further enhance its marketing by providing ways for the viewer to connect with the company following conclusion of the video message.  Our Company delivers the integration of video marketing messages with the strategic placement of QR codes.

We mainly provide our Platform to business entrepreneurs/corporations within the B2B marketplace on a month-to-month subscription that can help our customers:

•	establish their brand image through traditional print marketing mediums that utilize QR Code technology to reach more consumers; and/or

•	set up specially branded QR codes and video messages to introduce their products and/or company to the public.

VizConnect’s Platform gives businesses of all sizes the capability to build a bridge from a traditional print media right to the cutting-edge, minute to minute world of mobile marketing.

VizConnect Mobile Marketing Platform

Each VizConnect account gives clients access to 10 unique QR codes, each of which can connect to a different video for separate markets, or the same video for improved tracking and analytics. Each code can be updated with a new or different video as often as desired. At the end of each video, our fully customizable Call-to-Action feature encourages customers to take an action (call, purchase, view, etc.) immediately and directly from their mobile device.

Our subscribers can use their QR codes, printed on marketing materials to connect to customers and provide fresh advertising and marketing content. We ensure that when a QR code is accessed it directs each user to a link that the subscriber can change anytime it wants. Our service either directs subscribers’ links to an existing site, video, sign-up page or other desired website.

Furthermore, VizConnect’s Platform is easy to use, stores client video content and allows the client to change the content of their printed campaign’s QR code – at the click of a mouse.

VizConnect QR Code Customization

In addition to VizConnect's Platform, we can also offer clients the option to customize their QR codes for an additional fee. These customizations allow our clients to make their QR code part of their brand.

Our Company’s products allow our subscribers to:

•	Make a visual connection to customers, easily and inexpensively;
•	Engage customers and incentivize them to engage through their mobile device;
•	Change messages as often as desired;
•	Upload and manage video content in one place; and
•	Enhance brand recognition with a custom QR code.

Network Marketing

VizConnect sells its products using a direct sales/network marketing approach.  Independent contractors can elect to become “Independent Business Associates” (“IBAs”) with the Company by paying a fee, for which they are provided a sales kit containing a variety of materials to assist with their sales efforts.  The Company provides additional support to IBAs through training meetings, conference calls and webinars.  Further, each IBA has access to a personalized “replicated website”, through which the IBA can both sell VizConnect products and recruit other potential IBAs to join the Company.

IBAs are eligible to sell the Company’s products and receive commissions on such sales.  All IBAs are placed within a matrix that creates a direct connection between an IBA and up to three other IBAs directly below him/her.  Based upon their level of sales, IBAs are also eligible to collect commissions generated from downline sales.  The Company also provides a special certification process, which can be either earned or purchased, that, when completed, makes additional bonuses available to IBAs who develop and support a team of sales persons.

As of February 19, 2013, we have 176 IBAs. A copy of our form of IBA consulting agreement that is signed by all IBAs is attached hereto as Exhibit 10.2.

Our Corporate History and Background

VizConnect was organized as a limited liability company under the laws of the Commonwealth of Massachusetts on April 5, 2011 to engage in the development of a cloud-based, marketing services provider.

Corporate Information

Our principal executive offices are located at 40 Jackson Street, Suite 1140, Worcester, MA 01608. Our telephone number at this address is (855) 849-2666.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

VizConnect exhibits two particular strengths in comparison with businesses that are serving the mobile marketing arena: the proprietary nature of our core service and our unique business-to-business approach to network marketing.

We consider our principal competitors to be businesses that are also leveraging the use of QR codes in connection with mobile marketing.  In virtually all other circumstances of which we are aware, those businesses are focusing on connecting QR codes to mobile-friendly websites or other text-based advertising. We believe that VizConnect’s focus on video as the principal advertising medium, combined with our easy-to-use interface, is a particular strength, especially as smartphone sales continue to rise.  Further, the core service provides a simple method by which the advertiser can request feedback or contact from the consumer following a video – a feature not available through free resources such as YouTube – is a considerable strength.

We also feel that the network marketing distribution model will result in a highly incentivized sales force that has the capability of attaining sales at a greater rate than a website or phone sales force alone.  Our business-to-business focus is not common within the broader network marketing industry, and we believe we will attract skilled sales people, who are geographically diverse and have a broad range of skill and experience, without the up-front costs that might otherwise be associated with building a sales team.

Our Growth Strategy

We expect that the roll out of our network marketing distribution model in conjunction with a strong marketing program will create strong growth in VizConnect sales.  Our initial strategy is to establish a broad network of IBAs throughout the United States, who are each expected to make a minimum of one subscription sale per month, or have at least three subscription renewals per month, to maintain their commission eligibility.  However, we recognize that other US-based network marketing businesses do 70% of the gross sales outside of the United States, so we expect that the Company will also be able to grow by expansion overseas and elsewhere in the Americas.

Our Services

We currently generate revenue through monthly subscriptions in our Platform. As of October 31, 2012, we have had $14,802 in net revenue since the inception of the Company from the sale of subscriptions.  After the initial implementation of the network marketing distribution model in November 2012, we currently generate approximately $12,000 per month in net revenue from the sale of subscriptions, sales of custom QR code designs and fees collected from IBAs.

Our Customers

We started to generate revenue in 2012. We target companies that are principally in the small- to medium-sized business market.  Many of these businesses have a limited advertising budget, however still need to reach consumers who rely upon their smartphones for information.

Industries such as hospitality, real estate, packaging, transportation and retail are well positioned to integrate video into their advertising, and therefore are particularly good targets for sale.  However, because our network marketing sales force is encouraged to reach out to any business with whom they have a pre-existing relationship, the Company does not limit the specific markets in which sales can be made.

Sales and Marketing

Our executive management team is actively involved in business development and in managing our key client relationships. While the Company itself maintains a website and a presence on key social media sites, and is developing its own marketing plan, the direct sales/network marketing model relies heavily on developing a network of IBAs with a breadth of experience, knowledge of different vertical markets and geography. Members of the management team regularly conduct informational sessions designed for current and prospective IBAs to learn more about the Company’s products and sales model. To date, meetings have been held principally in New England, New Jersey and Georgia, but the Company expects to add additional locations when the number of IBAs in such locations so justifies. Further, because the Company provides incentives to IBAs who develop their own sales teams, the Company also relies upon individual IBAs to develop their own business.

Research and Development

Because of the nature of our business, we are required to improve our technology ability in a high frequency in order to compete with other business competitors in the business.

Since the beginning of our operation in 2011, we have striven to work on our website by increasing the input of our database, developing new channels and functions on our website.  In November 2012, the Company upgraded the technology that runs the core product to allow for greater scalability of the service, with the principal focus being on video uploaded to our host server.  At the same time, the Company brought online its network sales accounting software, licensed from International Direct Selling Technology Corporation, which permits the Company to track and communicate with its IBAs, manage product sales and new distributorships, and properly manage and calculate commissions payable.

The Company expects to develop additional tools that will allow its subscribers to more easily manage their accounts on a mobile device, as well as additional mobile marketing services that will enhance the existing product.  Some of this development may require internal software development, and some may be obtained through licensing arrangements with third parties.

Competition

Our business model is to provide our B2B platform to technology enterprises, and our revenue is generated from our monthly subscriptions. We believe that we have the unique business model; however, we still acknowledge the competition from other QR Code marketing companies. Many such QR Code marketing companies focus their efforts on associating QR codes with mobile-friendly websites, which becomes their principal medium for mobile marketing. There are a few such companies that purport to host video has part of their product, but unlike VizConnect, that feature is not highlighted as part of the product.  Other mobile marketing competitors promote the use of short SMS code texting, near-field communication technology and augmented reality.

Traditional media channel (magazine, newspapers, and radio), telecommunications, street showcase, billboard, frame and public transport advertising companies are also our competitors.

Intellectual Property

We have recognized the material impact on how to protect our intellectual property.

Trademarks

On February 12, 2013, the Company submitted an application with the United States Patent and Trademark Office with regard to the mark “VizConnect”. The application has been assigned serial number 85847434.

Domain Names

VizConnect owns two domain names, which are vizconnect.com and vzc.me.

Intellectual Property

Our intellectual property consists of our copyrighted website content, social media pages on Facebook and Twitter, as well as the term “VizConnect,” which at the current time is an unregistered trademark for which an application has been filed with the United States Patent and Trademark Office.

Employees

As of February 19, 2013, we do not have any full time employees. Our four members, Paul Cooleen, James Henderson, Brian Dee and Ed Carroll, all contribute their time to our Company.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

We face intense competition. If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technology, shifting user needs, and frequent introductions of new products and services. We have many competitors and the barriers to entry in this industry are relatively low, therefore, it is easy for other companies to enter this industry. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

Our competitors are constantly developing innovations in web search, mobile and online advertising, and web-based and mobile-application-based products and services. As a result, we must continue to invest significant resources in research and development, including through acquisitions, in order to enhance our video management technology and our existing products and services, and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees and sales people within the network marketing system.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has no experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

Risks Related to Ownership of Our Common Stock

Our common stock is quoted on the OTCQB and OTCBB which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB and OTCBB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market.  The quotation of the Company’s shares on the OTCQB and OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCQB and OTCBB which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCQB and OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCQB and OTCBB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCQB and OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCQB OTCBB stocks because they are considered speculative, volatile and thinly traded.  The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be limited and sporadic.  As a result of such trading activity, the quoted price for the Company’s common stock on the OTCQB and OTCBB may not necessarily be a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCQB and OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Our Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our common stock.

Our authorized capital includes 5,000,000 shares of undesignated preferred stock.  Our Board of Directors has the power to issue any or all of the shares of preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The information and financial data discussed below is derived from the audited financial statements of VizConnect LLC for the period ended October 31, 2012 and fiscal year ended December 31, 2011.  The financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent The Company’s financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Overview of our Business

VizConnect was organized as a limited liability company under the laws of Massachusetts on April 5, 2011 to engage in the development of a cloud-based, video marketing services platform.  We assist companies across a diverse range of industries to utilize mobile devices, technology, and targeted advertising to enhance and cultivate companies’ marketing campaigns.   Our proprietary video marketing platform (the “Platform”) allows companies to integrate traditional print media with video messages to create effective mobile marketing. Our Platform utilizes QR (Quick Response) codes that have the ability to link to or store all types of media and data information.  A QR code is a visual pattern that directs the browser on the user’s mobile device to a particular location or IP address. It allows that device to quickly go to that link on the Internet.  Our Company specializes in linking video data, in a user-friendly format, into these QR codes.  Accordingly, when a mobile device equipped with a QR Code reader application scans a QR code associated with our Platform, a unique video created by the subscriber will play.  A subscriber can further enhance its marketing by providing ways for the viewer to connect with the company following conclusion of the video message.  Our Company delivers the integration of video marketing messages with the strategic placement of QR codes.

On February 13, 2013 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) VizConnect LLC (“VizConnect”), (ii) all of the members of VizConnect (the “Members”) and (iv) our former principal shareholder pursuant to which we acquired all of the outstanding units of VizConnect in exchange for the issuance of 6,250,000 shares of our common stock to the Members (the “Share Exchange”).  The shares issued to the Members in the Share Exchange constituted approximately 61.46% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  In connection with the closing, 10,000,000 shares of our common stock held by our former principal shareholder have been cancelled. As a result of the Share Exchange, VizConnect became our wholly owned subsidiary.

The acquisition is being accounted for as a “reverse merger,” and VizConnect is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the acquisition will be those of VizConnect and will be recorded at the historical cost, and the consolidated financial statements after completion of the acquisition will include the assets, liabilities and operation of VB Clothing and VizConnect from the closing date of the acquisition. As a result of the issuance of the shares of common stock pursuant to the Exchange Agreement, a change in control of occurred as a result of the acquisition.

In connection with the closing of the Exchange Agreement, Mr. Anthony Pasquale, VB Clothing, Inc.’s principal shareholder, agreed to cancel his 10,000,000 shares of common stock that he owned in VB Clothing and we issued 6,250,000 shares to members of VizConnect. Additionally, the existing officers and directors from VB Clothing resigned from its board of directors and all officer positions effective immediately after the closing of the reverse merger. Accordingly, our Board of Directors appointed Mr. Paul Cooleen as our President, Mr. Brian Dee as our Secretary, and Mr. James Henderson as our Treasurer, effective upon the closing of the Share Exchange.

VB Clothing’s directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the Members of VizConnect also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, VB Clothing, Inc. was in the business of selling active/leisure lines of women’s clothing.  VB Clothing, Inc. was incorporated in the State of Nevada on October 15, 2010.

As a result of the Exchange Agreement, VB Clothing, Inc. ceased its prior business and acquired 100% of the mobile marketing operations of VizConnect, the business and operations of which now constitutes its primary business and operations.  Specifically, as a result of the Exchange Agreement on February 13, 2013:

☐	VB Clothing acquired and now owns 100% of the issued and outstanding units of VizConnect LLC, a Massachusetts limited liability company and their mobile marketing business; and
☐	VB Clothing issued 6,250,000 shares of common stock to the Members of VizConnect, constituting approximately 61.46% of the issued and outstanding common stock.

As a result of VB Clothing’s reverse acquisition of VizConnect, VB Clothing has assumed the business and operations of VizConnect with its principal activities engaged in the mobile marketing platform business.

Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Period Ended
	October 31, 2012	December 31, 2011

Revenue	$13,600	$1,202
Expenses	$197,215	$115,074
Loss from Operations	$(183,615)	$(113,872)
Other Expense	$10,422	$1,201
Net Loss	$(194,037)	$(115,073)

Ten Months Ended October 31, 2012 Compared with Period Beginning April 5, 2011 and Ended December 31, 2011

Revenue:
Revenues for the ten-month period starting January 1, 2012 and ending October 31, 2012 (the “2012 Period”) were $13,600, compared with $1,202 for the period between April 5, 2011, the date of formation, and December 31, 2011 (the “2011 Period”), reflecting an increase of 1,031%. The increase in revenues during the 2012 Period was primarily attributable to the fact that there was only one month of sales in 2011 (sales commenced in December 2011), compared to ten months of sales in the 2012 Period.

Operating Expenses:
Operating expenses in the 2012 Period were $197,215, compared with $115,074 in the 2011 Period, reflecting an increase of 71%.  The increase in operating expenses in the 2012 Period was primarily attributable to (1) continued development of the Company’s core product, (2) increased support and marketing requirements as the Company’s sales efforts continued to ramp up following the commencement of sales in December 2011, and (3) establishing the infrastructure of the Company’s network marketing sales model, which included software licensing and the hiring of industry consultants.  The Company’s network marketing sales model became active in November 2012.

Loss from Operations:
We incurred losses from operations totaling $183,615 in the 2012 Period, compared to losses from operations totaling $113,872 in the 2011 Period.

Other Expense:
The Company had interest expenses in the 2012 Period in the amount of $10,422, compared with $1,201 in the 2011 Period, reflecting an increase of 768%.  The increase in interest in the 2012 Period was primarily attributable to receiving debt-based financing totaling $270,000 during the 2012 Period, which accrued interest at the rate of 8% per annum.

Net loss:
We incurred a net loss of $194,037, or -1,428% of revenues, in the 2012 Period, compared to a net loss of $115,073 or -9,573% of revenues, in the 2011 Period.

Plan of Operations

Over the next 12 months, we are looking to expand our IBA number from 176 current IBA consultants to 500 by the 2nd quarter of 2013 and 1,000 by the end of the 3rd quarter. We expect that this goal will be supported by the recruitment of top sales people or Master Distributors and an increase in our marketing campaign. We currently have IBAs in 19 states with most being located in the northeast where our headquarters are located.

During the 1st quarter of 2013, we hope to add a texting feature to our QR codes that will allow the end user to either scan a code or text a short code but both will bring them user the same experience. The texting feature will also allow VizConnect to gather a database for our subscribers so that our subscribers can continue to contact their customer base on their smartphone with a marketing message. During the 2nd and 3rd quarters of 2013, we expect to introduce additional features such as coupons, voice messages, and polling tools.

By the end of fiscal year 2013, we plan to begin expanding our subscriber reach into Canada and South America.

Critical Accounting Policies and Estimates

Organization

VizConnect LLC (the "Company") was setup as a limited liability company under the laws of the Commonwealth of Massachusetts on April 5, 2011.  The Company provides cloud based marketing services using a combination of mobile video marketing, video storage, and cloud computing in one easy to access system for a monthly fee. The Company’s year-end is December 31.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At October 31, 2012 and December 31, 2011, the Company had no cash equivalents.

Income Taxes

No provision has been made in the accompanying financial statements for federal or state income taxes due to the fact that the Company is a pass through entity. Accordingly, all profits and losses are passed through to the owners individually. The Company’s 2011 and 2012 tax years remain open to audit by the Internal Revenue Service.

Advertising Costs

Advertising Costs are expensed in the period when the advertisements have reached their intended users. Advertising expense the periods ended October 31, 2012 and December 31, 2011 were $0 and $1,115 respectively.

Software Development Costs

We expense software development costs to be marketed to external users, before technological feasibility of such products is reached. We have determined that technological feasibility is reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products were not material, and accordingly, were expensed as incurred. Software development costs totaled $85,362 and $95,159 for the periods ended October 31, 2012 and December 31, 2011, respectively.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company recognizes revenue from monthly subscriptions fees in the month in which services are used.  Because a portion of the fees are earned over a month period, any fees collect in which the services are not provided are recorded as deferred revenue.

Concentrations

As of December 31, 2011, the Company has no customers whose sales account for more than 10% of total sales.

As of October 31, 2012 the Company has three customers whose sales account for more than 10% of total sales. The concentrations are as follows:

•	Customer A represents 18% of total sales
•	Customer B represents 16% of total sales
•	Customer C represents 12% of total sales.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for accounts payable approximate fair value based on the short-term maturity of these instruments.

Recent Accounting Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Balance Sheet- Intangibles- Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment is an Amendment to FASB Accounting Standards Update 2011-08. The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles- Goodwill and Other–General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for non-public entities, have not yet been made available for issuance. The adoption of this pronouncement did not have any effect on the Company. The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

Liquidity and Capital Resources

Our cash and cash equivalents is $20,422 as of the period ended October 31, 2012. Despite capital contributions and sales, and both related party and third party loan commitments, we may experience cash flow shortages that can slow our expected growth. We have primarily financed our activities from sales of our capital stock and from loans from related and third parties. A significant portion of the funds raised from the sale of capital stock will be used to cover working capital needs such as office expenses and various professional fees.

Our cash flow requirements during this period have been met by contributions of capital and debt financing. We anticipate that financing will be required until such time as we are able to generate adequate cash flow from operations to support both our cash needs for normal operations, and to support the cash needs for our investment into additional resources and assets to support our growth.  Currently we cannot determine when either will occur and as such we will need to obtain financing to cover our costs for the foreseeable future. No assurance can be given that these sources of financing will continue to be available. If we are unable to generate profits, or unable to obtain additional funds for its working capital needs, we may have to curtail normal operations, or cease operations completely.

Off-balance Sheet Commitments and Arrangements

We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date hereof for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days as of the date hereof.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of 40 Jackson Street, Suite 1140, Worcester, Massachusetts 01608.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
	Executive Officers and Directors
Common Stock	Edward Carroll Director	1,790,500	17.61%
Common Stock	Brian Dee Secretary and Director	1,819,550	17.89%
Common Stock	James Henderson Treasurer and Director	937,500	9.22%
Common Stock	Paul Cooleen President and Director	625,000	6.15%
Common Stock	All directors and executive officers as a group (4 persons)	5,172,550	50.87%

	Other 5% Shareholders:
	None
____________
(1)	Based on 10,170,000 shares of common stock issued and outstanding as of the date hereof.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Share Exchange, Anthony Pasquale resigned from our Board of Directors and as officer of the Company.  Also effective upon the closing of the Share Exchange, Edward Carroll, Brian Dee, James Henderson, and Paul Cooleen were appointed to our Board of Directors to fill the vacancies created by the resignation of Anthony Pasquale.  In addition, our Board of Directors appointed Mr. Paul Cooleen to serve as out President, Mr. Brian Dee to serve as our Vice President of Sales and Marketing, and Mr. James Henderson to serve as our Treasurer, effective immediately upon the closing of the Share Exchange.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange:

Name	Age	Position
Edward Carroll	49	Director
Brian Dee	55	Secretary and Director
James Henderson	47	Treasurer and Director
Paul Cooleen	48	President and Director

Edward Carroll, age 49, Director. A 20-year+ veteran of media, Mr. Carroll leverages his video and media savvy to help businesses and entrepreneurs take advantage of video and mobile marketing. As an Associated Press and Emmy award winning on-air personality, Ed has appeared on local television newscasts in Boston and throughout New England as well as the CBS Evening News and spent many years producing and appearing in weathercasts, news features and special programs. Ed launched his own production company in 2005 developing special marketing pieces for the Cape Cod Chamber of Commerce and Bosse Sports Clubs as well as other web-based videos for smaller companies. Seeing the explosive growth in mobile marketing and the need for businesses to access customers on their mobile devices, Ed was instrumental in the architecture of the Company's software platform. Ed received a Bachelor of Science from Plymouth State University in 1986 and makes his home in Longmeadow, Massachusetts.

Brian Dee, age 55, Secretary and Director. Mr. Dee has spent his entire career developing and managing direct sales teams. For the past twenty years, Brian's principal focus has been in the area of sports marketing, managing credit card marketing programs for MBNA America and Bank of America in conjunction with the Boston Red Sox, Boston Celtics, Boston Bruins and New England Patriots, along with many major college sports teams throughout New England. In his role as Vice President of Business Development at American Passage and Promotion, Brian managed hundreds of sporting events. The companies included Coca-Cola, Starbucks, First USA Bank, as well as MBNA. Career highlights including managing credit card promotions for NHL All Star games in Boston, Denver and Los Angeles, Super Bowls in New Orleans and San Diego, NBA All Star week in Los Angeles, several World Series and the 1999 Baseball All Star Game at Fenway Park.

James Henderson, age 47, Treasurer and Director. Mr. Henderson brings over 20 years of legal and technology experience to the Company. Since 2006, James has managed a solo law practice based in Wellesley, then Stow, Massachusetts, which has focused on corporate and tax law, emphasizing his "hands-on" general counsel skills for the benefit of his clients, their management and investors. Further, his clients have included both early-stage and mature technology-based businesses located throughout New England and the United States, as well as internationally, addressing their contract preparation and negotiation, licensing and other intellectual property needs.  James’s law practice also incorporates estate planning work, principally for young families.

James also has an extensive knowledge of consumer technologies, providing a valuable bridge between the Company's sales and technology teams. In college and law school, James worked for Apple Computer, providing support for members of the college communities, and has continued to provide technology insight and support to clients and colleagues over the past two decades.  James has provided technical advice and support to VizConnect and its subscribers since the Company’s inception.

James has degrees from Princeton University, the University of Michigan Law School and Boston University School of Law.  Also, in 2010, James was an independent candidate for Massachusetts Secretary of State.

Paul Cooleen, age 48, President and Director. Mr. Cooleen has over 20 years of experience as an interdealer broker in the Bond Market. Paul started his Wall Street career in 1987 at ICAP in New York City in the US Government Bond Market and helped build a successful Treasury Bill Desk until 2003. In January of 2003 Paul moved his family to Maine and bought a restaurant in the Mid-Coast region. After renovating, staffing, and managing the business for three years he sold the property and business and reentered the bond market back in New York. While in New York, Paul started a Mortgage Bond and CDS/ABX Index Desk at BGC Partners a subsidiary of Cantor Fitzgerald. As the mortgage market began to meltdown and the fail rate of banks began to rise, Mr. Cooleen saw an opportunity to start a desk that would buy bank asset paper from the FDIC and sell it out to the Wall Street Market. Mr. Cooleen has a Bachelor's of Science Degree from Plymouth State University and resides in Falmouth, Maine.

Corporate Governance

The business and affairs of the Company are managed under the direction of the Board of Directors (the “Board”). Messrs. Carroll, Dee, Henderson and Cooleen are the current members of the Board.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that none of the persons anticipated to become directors upon the closing of the Share Exchange is “independent” as defined by applicable SEC rules and NASDAQ Stock Market listing standards.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Share Exchange. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The Company has not currently adopted a code of ethics.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Brian Dee, our newly appointed Secretary, James Henderson our newly appointed Treasurer, Paul Cooleen, our newly appointed President, and Anthony Pasquale, our former director and officer, for all services rendered in all capacities to us and our subsidiaries.  These executive officers are referred to as the “named executive officers” throughout this Report.

The discussion below pertains to compensation awarded or paid by VizConnect to Messrs. Dee, Henderson, and Coolen with respect to VizConnect’s period ended October 31, 2012 and fiscal year ended December 31, 2011 and compensation awarded or paid by the Company to Anthony Pasquale with respect to the Company’s fiscal years ended September 30, 2012 and 2011.

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Totals ($)

Anthony Pasquale (1):
Former CEO, CFO,	2012	$0	0	0	0	0	0	0		$0
Chairman	2011	$0	0	0	0	0	0	0		$0

Edward Carroll	2012	$0	0	0	0	0	0	52,250	(2)	$52,250
Director	2011	$0	0	0	0	0	0	0		$0

Brian Dee	2012	$0	0	0	0	0	0	44,000	(3)	$44,000
Secretary and Director	2011	$0	0	0	0	0	0	0		$0

James Henderson	2012	$0	0	0	0	0	0	37,938	(4)	$37,938
Treasurer and Director	2011	$0	0	0	0	0	0	0		$0

Paul Cooleen	2012	$0	0	0	0	0	0	43,500	(5)	$43,500
President and Director	2011	$0	0	0	0	0	0	0		$0
___________
(1)	Pursuant to the terms of the Share Exchange, on February 13, 2013, Anthony Pasquale resigned from his position as CEO, CFO and Chairman.
(2)	Partnership distributions treated as “guaranteed payments” under the Company’s operating agreement.
(3)	Partnership distributions treated as “guaranteed payments” under the Company’s operating agreement.
(4)	Partnership distributions treated as “guaranteed payments” under the Company’s operating agreement.
(5)	Partnership distributions treated as “guaranteed payments” under the Company’s operating agreement.

None of our directors or senior management received any equity awards, including, options, restricted stock or other equity incentives in 2011. We do not set aside or accrue any amounts for pension, retirement or other benefits for our directors and senior management.

Outstanding Equity Awards at Fiscal Year-End Table

At September 30, 2012, VB Clothing had no outstanding equity awards. At December 31, 2012, VizConnect had no outstanding equity awards. At the date of closing, there are no outstanding equity awards or options issued.

Employment Agreements

There are no employment agreements between VizConnect and its officers and directors. The company intends to enter into employment agreements with its officers in the near future.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors, however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●
Pursuant to the Share Exchange Agreement, on the Closing Date we issued 6,250,000 shares of our common stock to the Members.  As a result, Edward Carroll, Paul Cooleen, James Henderson and Brian Dee became our principal stockholders. Messrs. Carroll, Cooleen, Henderson and Dee were also appointed as members of our Board of Directors.

●	On the Closing Date, we entered into the Cancellation Agreement with Anthony Pasquale pursuant to 10,000,000 shares of our common stock were cancelled.

Related Party Transaction of VizConnect:

During 2011, the Company entered into two notes payable for a total of $22,500. The Notes have an interest rate of 10%, are unsecured, and due March 15, 2012.

As of October 31, 2012, the total amount outstanding is $22,500.The notes are currently in default.

During 2011, the Company’s members advanced $22,725 in payments for various expenses. The advances are recorded as loans payable.

As of October 2012, the Company repaid $22,725 to the members.

As of December 31, 2011, the Company incurred software development expenses totaling $15,300 from a company owned by an officer. As of December 31, 2011, the total amount owed to the related vendor is $15,300 recorded in accounts payable.

As of October 31, 2012, the Company incurred software development expenses totaling $29,900 from a company owned by an officer. As of October 31, 2012, the total amount owed to the related vendor is $28,000 and is recorded in accounts payable.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “VBCO.”  However, no established public market exists for our common stock.  As of the date hereof, 10,170,000 shares of our common stock were issued and outstanding.

Holders

As of the date hereof, there were approximately 44 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.  The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes 78.751 (the “NRS”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock with a par value of $0.001 per share. As of the date hereof and immediately following the closing of the Share Exchange, 10,170,000 shares of our common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 5,000,0000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of Preferred Stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Undesignated Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of our common stockholders. For example, any shares of Preferred Stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of Preferred Stock, or the issuance of rights to purchase shares of Preferred Stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing Preferred Stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to Item 4.01 of this Report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

Pursuant to the Share Exchange Agreement, on February 13, 2013, we issued 6,250,000 shares of our common stock to the unitholders of VizConnect LLC, in exchange for the shares held by these shareholders pursuant to the Share Exchange Agreement.  Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations that the Reach Messaging Shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that the Reach Messaging Shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that the Reach Messaging Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective on or about February 13, 2013, the Company terminated the services of its principal independent auditor, Sam Kan & Company (the “Former Accountant”).

The Former Accountant’s principal accountant’s report on the Company’s financial statements for its fiscal years ended September 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements for fiscal years ended September 30, 2012 and 2011 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

The change in auditor was recommended, approved and ratified by the Company's Board of Directors.

Since the Company’s inception on October 15, 2010, through its most recent fiscal year ended September 30, 2012, and subsequent interim periods preceding this change of independent auditors, the Company is not aware of any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company is not aware of any reportable events (as defined in Item 304(a)(iv) or (v) of Regulation S-K) that have occurred during the two most recent fiscal years and the interim periods preceding the dismissal of the Former Accountant.

The Company has engaged the firm of Liggett, Vogt and Webb, P.A. (the “New Accountant”), as its new principal independent accountant effective February 13, 2013, to audit our financial records. During the two most recent fiscal years and the interim period preceding the appointment of the New Accountant, we have not consulted the New Accountant regarding either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that the Company considered an important factor in reaching a decision as to the accounting or financial reporting issue; or any matter that was either the subject of a disagreement or event (as defined in Item 304(a)(iv) or (v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

As more fully described in Item 2.01, on February 13, 2013, pursuant to the terms of the Share Exchange Agreement, the unitholders of VizConnect LLC acquired a total of 6,250,000 shares of our issued and outstanding common stock and Anthony Pasquale agreed to cancel his 10,000,000 shares of common stock.  As such, immediately following the Share Exchange Agreement, the unitholders of VizConnect LLC held approximately 61.46% of the voting power of our outstanding common stock.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference.

As more fully explained in Item 5.02, in connection with the Closing of the Share Exchange Agreement, Anthony Pasquale, the former Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer, resigned from these positions and all other positions held in the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Directors

Effective February 13, 2013, Anthony Pasquale resigned as the chairman and the sole member of our board of directors. His resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(b)	Resignation of Officers

Effective February 13, 2013, Anthony Pasquale resigned as our Chief Executive Officer and all other offices that he held.  His resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(c)	Appointment of Directors

Effective February 13, 2013, the following persons were appointed as members of the Board of Directors:

Name	Age	Principal Positions With Us
Edward Carroll	49	Directors
Brian Dee	55	Director
James Henderson	47	Director
Paul Cooleen	48	Director

For certain biographical and other information regarding Messrs. Carroll, Dee, Henderson, and Cooleen, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

(d)	Appointment of Officers

Effective February 13, 2013, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Principal Positions With Us
Brian Dee	55	Secretary
James Henderson	47	Treasurer
Paul Cooleen	48	President

For certain biographical and other information regarding Messrs. Carroll, Dee, Henderson, and Cooleen, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

(e)	Employment Agreements of the Executive Officers

The Company has not entered into formal employment agreements with any of its executive officers, however, intends to enter into written employment agreements with each of them subsequent to the Closing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2013, as a result of the consummation of the Share Exchange, we changed our fiscal year end from September 30 to December 31 to conform to the fiscal year end of VizConnect.

Item 5.06	Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on February 13, 2013, the Company entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which it acquired all of the issued and outstanding membership units of VizConnect LLC in exchange for the issuance of the Company’s Common Stock to the shareholders of the Company.

As a result of the Share Exchange, the unitholders of VizConnect LLC exchanged 12,699 units of VizConnect, representing 100% of the issued and outstanding membership units of VizConnect LLC, for 6,250,000 newly issued shares of the Company’s common stock, par value $0.001 per share, representing 61.46% of the Company’s issued and outstanding common stock.

As the result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

As a covenant to the Share Exchange, we agreed to conduct a 4-for-1 forward stock split. On February 14, 2013, at a meeting of our Board of Directors, we approved and authorized a 4-for-1 forward stock split, pursuant to which every one share of our issued and outstanding common stock was reclassified into four whole post-split shares of common stock (the “Stock Split”). There was no change to our authorized common stock. Prior to the Stock Split, we had 10,170,000 shares of common stock outstanding. Subsequent to the Stock Split we will have 40,680,000 shares of common stock outstanding. The effective date of the Stock Split will be February 25, 2013.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Audited Financial Statements for the year ended December 31, 2011 and the interim stub period October 31, 2012 for VizConnect.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

●	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
●	may apply standards of materiality that differ from those of a reasonable investor; and
●	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number		Description
2.1		Share Exchange Agreement, dated February 13, 2013, by and among VB Clothing, Inc., its principal shareholder, VizConnect LLC and the members of VizConnect LLC.
3.1	(1)	Articles of Incorporation.
3.2	(1)	Bylaws.
10.1		Cancellation Agreement, dated February 13, 2013, by and among VB Clothing, Inc. and its principal shareholder.
10.2		Form of IBA Consulting Agreement
16.1		Letter from Sam Kan & Company.
99.1		Audited Financial Statements for the ten month period ended October 31, 2012 and for the year ended December 31, 2011 for VizConnect LLC

(1) Incorporated by reference to the Company's Registration Statement on  Form S-1 filed with the SEC on November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2013	VB CLOTHING, INC.

	By:	/s/ Paul Cooleen
Paul Cooleen
President